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                                                                   EXHIBIT 10.33



                   MODIFICATION TO LOAN AND SECURITY AGREEMENT


               This First Modification to Loan & Security Agreement (this "Modification") is entered into by and between PharmChem Laboratories, Inc. ("Borrower") and Comerica Bank-California ("Bank") as of this 10th day of August, 1998, at San Jose, California.

                                    RECITALS

        A. Bank and Borrower have previously entered into or are concurrently herewith entering into a Loan & Security Agreement (Accounts & Inventory) (the "Agreement") dated November 18, 1997 and executed on December 5, 1997.


        B. Borrower has requested, and Bank has agreed, to modify the Agreement as set forth below.

                                    AGREEMENT

        For good and valuable consideration, the parties agree as set forth below:

        Incorporation by Reference. The Agreement as modified hereby and the Recitals are incorporated herein by this reference.


Section 1.17 Delete the following words from the Section: "computer disks, computer tapes, literature, reports, catalogs"

Sections 1.121
1.21h, 6.2          accounts with a particular account debtor on which over
                    twenty-five (25%) of the aggregate amount owing is greater than ninety-one (91) DAYS from the date of the invoice.

Section 1.27        To be deleted in its entirety.

Section 2.4 Advances under the line of credit shall be allowed up to a maximum of $500,000.00 over the Borrowing Base but within the line amount through and including September 30, 1998, and shall bear interest at the rate set forth in section 2.2

Section 6.2 If any warranty is breached as to any account, or any account is not paid in full by an account debtor within Ninety One (91) days from the date of invoice, or an account debtor disputes liability or


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                    makes any claim with respect thereto, or a petition in
                    bankruptcy or other application for relief under the Bankruptcy Code or any other insolvency law is filed by or against an account debtor, or an account debtor makes an assignment for the benefit of creditors, becomes insolvent, fails or goes out of business, then Bank may deem ineligible any and all accounts owing by that account debtor, and reduce Borrower's Borrowing Base by the amount thereof. Bank shall retain its security interest in all Receivables and accounts, whether eligible or ineligible, until all Obligations have been fully paid and satisfied. Returns and allowances, if any, as between Borrower and its customers, will be on the same basis and in accordance with the usual customary practices of the Borrower, as they exist at this time. After default by Borrower hereunder, no discount, credit or allowance shall be granted to any account debtor by Borrower and no return of merchandise shall be accepted by Borrower without Bank's consent. Bank may, after default by Borrower, settle or adjust disputes and claims directly with account debtors for amounts and upon terms which Bank considers advisable, and in such cases Bank will credit Borrower's account with only the net amounts received by Bank in payment of the accounts, after deducting all Bank Expenses in connection therewith.

Section 6.16c Account Receivable Aging on a monthly basis within 25 days of month-end.

                    Account Payable Aging on a monthly basis within 25 days of month end.

                    Borrowing Base Certificate on a monthly basis within 25 days of month-end.

                    Lender agrees to adjust Borrowing Base within ten (10) days of receipt of Borrowing Base Certificate and further agrees to advise Borrower of any changes to Certificate submitted by Borrower.

Section 6.17        Delete the words "'and non-consolidated" from the Section.

Section 6.17b Tangible Effective Net Worth in an amount not less than $5,755,000.00 as of March 31, 1998 increasing by 75% of quarterly net profit after tax commencing April 1, 1998; ETNW defined as shareholder's equity less intangibles, less deferred tax asset, less due from employees.


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Section 6.17c       a ratio of Current Assets to Current Liabilities of not less than 0.80:1.00 through June 30, 1999; 0.85:1.00 thereafter,
                    Current Ratio defined as Current Assets divided by Current Liabilities.

Section 6.17e a ratio of Total Liabilities (less debt subordinated to Bank) to Tangible Effective Net Worth of less than 2.3:1.00.

        Legal Effect. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

        Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

        IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.



PHARMCHEM LABORATORIES, INC.                 COMERICA BANK-CALIFORNIA




By: /s/ David A. Lattanzio                   By: /s/ James L. Weber
   -------------------------------              -------------------------------
        David A. Lattanzio                           James L. Weber
        Vice President & CFO                         Vice President